Exhibit 4.5

                              "C" WARRANT AGREEMENT

                           to Purchase Common Stock of

                                  XPLORER, S.A.

                             Expiring August 4, 2001


                                                        August 5, 1996



Atlantic Pacific Trust
No. 2 First Street
McGill, Nevada 89318

Gentlemen:

     Xplorer, S.A. (the "Company") confirms its agreement with you, Atlantic Pacific Trust (the "Warrantholder"), with respect to the sale by the Company, and the purchase by you, of a Common Stock "C" Purchase Warrant (hereinafter referred to as the "Warrant") entitling the holder(s) to purchase 355,000 shares of the Company's Common Stock, $.001 par value (the "Warrant Stock"), at the purchase price of $3.00 per share (hereinafter called the "Purchase Price"), subject to adjustment as to the number of shares of Common Stock, and to exercise the other appurtenant rights, powers and privileges, all on the terms and conditions hereinafter provided. The Warrant Stock may be exercised at any time after August 5, 1997 (hereinafter called the "Commencement Date") and not later than 5:00 P.M., Los Angeles Time, on August 4, 2001 (hereinafter called the "Expiration Date").


     Section 1. CERTAIN DEFINITIONS. For all purposes of this Warrant, unless the context otherwise requires:

     A. "Commission" shall mean the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act.

     B. "Common Stock" shall mean and include the Company's authorized Common Stock as the same existed on August 5, 1996.

     C. "Company" shall mean said Xplorer, S.A. and any other corporation assuming the obligations under the Warrant.

     D. "Warrantholder" shall mean the person(s) to whom this Warrant or the Warrant Stock is originally issued or is transferred in accordance with Section 4.

     E. "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     F.  "Seller," as used in Section 4, shall mean each holder of securities of


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


the Company for which the Company shall be required to file a registration statement, or which shall be registered under the Securities Act at the request of such holder, pursuant to any of the provisions of Section 4.

     G. "Transfer," as used in Section 4, shall include any disposition of this Warrant or the Warrant Stock, or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

     H. "Warrant" shall mean this Common Stock "C" Purchase Warrant evidencing the rights to purchase 355,000 shares of Common Stock.

     I. "Warrant Stock" and/or "Shares" shall mean the shares of Common Stock purchasable or purchased by the holder of this Warrant upon the exercise thereof pursuant to Section 2.


     Section 2. EXERCISE OF WARRANT.

     A. The holder of this Warrant may, at any time after the Commencement Date and not later than 5:00 P.M. Los Angeles Time, on the Expiration Date, exercise this Warrant in whole or in part (but not as to a fractional share of Common Stock) at any time for the purchase of the 355,000 shares of Common Stock at the Purchase Price. In order to exercise this Warrant, the holder hereof shall deliver to the Company (i) a written notice of such holder's election to exercise this Warrant, which notice shall be in substantially the form of the Purchase Form appearing at the end of the Warrant Certificate attached to this Warrant as Exhibit A, and (ii) shall make payment of the aggregate purchase price of the shares of Common Stock being purchased, such payment to be made by the delivery to the Company of a certified check or checks payable to the Company in an amount equal to such Purchase Price. The Company shall, as promptly as practicable, and in any event within 30 days thereafter, execute and deliver or cause to be executed and delivered, in accordance with said notice, a certificate or certificates representing the aggregate number of shares of Common Stock as relate to the Warrant Stock so purchased upon the exercise of this Warrant. The stock certificate or certificates so delivered shall be registered in the name of such holder or in such other name as shall be designated in such notice. Such certificate or certificates shall be deemed to have been issued and such holder or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares as of the date said notice is received by the Company as aforesaid. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of stock certificates under this Section.

     All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable.

     B. The Company shall not be required upon any exercise of this Warrant to issue a certificate representing any fraction of a share of Common Stock, but, in lieu thereof, shall pay to the holder of this Warrant cash in an amount equal to a fraction corresponding to the fraction of a share involved (calculated to the nearest 1/100 of a share) of the current market price of one share of Common Stock as of the date of receipt by the Company of notice of exercise of this Warrant.


                                                                     Exhibit 4.5

     Section 3. TRANSFER, DIVISION AND COMBINATION. This Warrant and all rights hereunder are transferable. Any such permitted transfer shall be entered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant duly executed by the holder hereof or his agent or attorney and funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Company shall execute and deliver a new Warrant or Warrants, dated as of the date of issuance thereof, in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be cancelled.

     The Company shall pay all expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, issue and delivery of Warrants under this Section.

     The Company agrees to maintain at it principal office books for the registration and transfer of the Warrants.


     Section 4. COMPLIANCE WITH SECURITIES ACT; REGISTRATION THEREUNDER.

     A. No Transfer in Violation of Securities Act. The holder of the Warrant agrees not to transfer the related Warrant Stock in any manner which would result in a violation of the registration provisions of the Securities Act, and the Company shall not be required to take any action hereunder which would result in a violation of such provisions.

     B. REPRESENTATIONS AND COVENANTS OF THE HOLDER. The Holder represents and warrants to the Company that the Warrant and the Warrant Stock will be acquired by the Holder for its own account for investment and not with a view to the distribution thereof, except that this sentence shall not be deemed to prohibit or restrict transactions not in violation of this Agreement. As a condition to transfer of the Warrant or exercise of it the Holder will be required to acknowledge that this Warrant and the Warrant Stock are being issued by the Company without registration under the Securities Act, and may not be offered or sold unless registered or exempt from registration under the Securities Act. The Holder will be required to covenant and agree that no Warrants or Warrant Stock will be offered or sold by or for the account of the Holder except (i) pursuant to an exemption from registration under the Securities Act (which exemption is confirmed in a written opinion of the Holder's counsel addressed to the Company and satisfactory in form and substance to the Company's counsel) or (ii) pursuant to an effective registration statement under the Securities Act. Each certificate representing shares shall bear a legend making appropriate reference to the foregoing restrictions.

     (1) Unless and until removed as provided below, each Warrant Certificate and the certificates evidencing Warrant Stock shall bear a legend in substantially the following form:

          "The Securities have not been registered under the Securities Act of 1933, as amended, and may not be sold, pledged or otherwise transferred unless (A) covered by an effective registration statement under the Securities Act of 1933, as amended, (B) in compliance with


                                                                     Exhibit 4.5

          Rule 144 under such Act, or (C) the Company has been furnished with an opinion of counsel reasonably acceptable to the Company to the effect that no registration is required by such transfer."

     (2) The Company shall issue a new certificate which does not contain such legend if (i) the shares represented by such certificate are sold pursuant to a registration statement (including a current Prospectus) which has become and is effective under the Securities Act, or (ii) the staff of the Securities and Exchange Commission (or any other Federal agency at the time administering the Securities Act) (the "Commission") shall have issued a "no action" letter, reasonably satisfactory to counsel for the Company, to the effect that such shares may be freely sold and thereafter traded publicly without registration under the Securities Act, or (iii) counsel acceptable to the Company shall have rendered an opinion satisfactory to the Company to the effect that such shares may be freely sold and thereafter traded publicly without registration under the Securities Act.

     C. "PIGGYBACK" REGISTRATION. If the Company, at any time after the Commencement Date and prior to the Expiration Date, decides to file a registration statement under the Securities Act relating to any shares of Xplorer, S.A. Common Stock to be offered and sold by the Company pursuant to an underwriting, (except with respect to registration statements filed with respect to the issuance of Securities under employee benefit plans), the Company shall give written notice to the Holder as promptly as possible for the proposed filing of such registration statement and will use all reasonable efforts to cause such number of Warrants or Warrant Stock as the Holder shall request in writing, within fifteen days after the giving of such notice, to be included in such registration statement for offering and sale upon the same terms and in the same manner as the Company proposes to offer and to sell such shares of its Common Stock pursuant thereto; provided, that (a) the Company shall not be required to include any Warrant or Warrant Stock in any such registration statement if the Company is advised by its investment banking firm that the inclusion of such shares may, in such firm's opinion, interfere with the orderly sale and distribution of the shares of Xplorer, S.A. Common Stock to be offered and sold by the Company; and (b) the Company, at its sole discretion, and without the consent of the Holder, may decide not to file or to withdraw such registration statement and may abandon the proposed offering at any time.

     (1) In connection with any registration of its shares by the Company hereunder, the Company shall:

          (a) furnish to sellers and the managing underwriters such number of copies of any prospectus (including any preliminary prospectus) as the Holder may reasonably request in order to effect the offering and sale of the shares to be offered and sold, but only as long as the Company is required under the provisions hereof to cause the registration statement to remain current;

          (b) use its best efforts to qualify such shares for offering under such applicable state "blue sky" laws as the sellers may reasonably request; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business


                                                                     Exhibit 4.5
               under the laws of any jurisdiction in which it is not then so qualified or to file any general consent to service of process;

          (c) instruct the transfer agent to reissue to the Holder certificates without legends representing the shares being sold in such numbers and denominations as the sellers shall reasonably request;

          (d) instruct the transfer agent (or agents) and the registrar (or registrars) of the Warrant Stock to release any "stop transfer" order with respect to the shares being sold.

     (2) The Company, at its option, may require that the number of Warrants or Warrant Stock offered for sale pursuant to a request for registration under Section 4.C hereof be decreased if, in the opinion of the Company's investment banking firm, such reduction is desirable in order to permit the orderly distribution and sale of the securities being offered thereunder. If the Company shall require such a reduction, the Holder shall have the right to withdraw from the offering.

     (3) In connection with any registration statement in which Warrants or the Warrant Stock are included pursuant to Section 4.C hereof, the Company will pay all Commission and "blue sky" registration and other necessary filing fees, underwriting discounts, commissions and expenses, printing expenses, fees and disbursements of legal counsel for the Company and "blue sky" counsel, transfer agents' and registrars' fees, fees and disbursements of experts used by the Company in connection with such registration, and expenses incidental to any post- effective amendment to such registration statement. The Holder/Seller shall pay all other expenses attributable to inclusion in the offering of Warrants or the Warrant Stock, including, without limitation, Commission and "blue sky" registration and other necessary filing fees and underwriting discounts, commissions and expenses attributable thereto and fees and disbursements of the Holder/Seller's counsel, accountants and experts, if any.

     (4) In the case of each registration of shares effected by the Company pursuant to Section 4.C hereof, the Company will agree to indemnify and hold harmless each Seller of Warrants or of Warrant Stock and its controlling persons against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or common law (including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of Xplorer, S.A., and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions arise out of or are based upon (a) any untrue statement or
          alleged  untrue   statement  of  a  material  fact  contained  in  the
          registration statement relating to such Securities, or any post-effective amendment thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any


                                                                     Exhibit 4.5
          untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus relating to such Securities, if sued prior to the effective date of such registration statement, or contained in the final prospectus relating to such Securities (as amended or supplement if the Company shall have filed with the Commission any amendment thereof or supplement thereto); provided, however, that the indemnification agreement contained in this Section 4.C shall not (a) apply to any losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, which was made in reliance upon and in conformity with information furnished to the Company by the seller or such underwriter for used in connection with the registration statement, any preliminary prospectus or final prospectus contained in such registration statement, or any amendment or supplement thereto, or (b) inure to the benefit of any underwriter or any person controlling such underwriter, if such underwriter failed to send or give a copy of the final prospectus to the person asserting the claim at or prior to the written confirmation of the sale of such securities to such person and if the untrue statement or omission, or alleged untrue statement or omission, in question was corrected in such final prospectus.

     (5)  In  case  of each  registration  of  shares  effected  by the  Company pursuant to Section 4.C hereof, the Seller and each underwriter of shares will agree, in the same manner and to the same extent as set forth in Section 4.C above, to indemnify and hold harmless the
          Company, each person (if any) who controls the Company within the meaning of Section 15 of the Securities Act, the directors of the Company and those officers of the Company who shall have signed any such registration statement, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement or any post-effective amendment thereto or any preliminary prospectus or final prospectus (as amended or supplemented, if amended or supplemented) contained in such registration statement, which was made in reliance upon and in conformity with information furnished to the Company by the Seller or any underwriter for use in connection with the registration statement, any preliminary prospectus or final prospectus contained in such registration statement, or any amendment or supplement thereto.

     (6) Each indemnified party under Section 4.C(4) or Section 4.C(5) hereof will, with reasonable promptness after its receipt of written notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from an indemnifying party on account of an indemnity agreement contained in Section 4.C(4) or 4.C(5) hereof, notify the indemnifying party in writing of the commencement thereof, the indemnifying party will be entitled to participate therein and to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under Section 4.C(4) or 4.C(5) hereof for any legal or other expenses subsequently incurred by such


                                                                     Exhibit 4.5
          indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnity agreements in Sections 4.C(4) and 4.C(5) hereof shall be in addition to any liabilities which the indemnifying parties may have pursuant to law.

     (7) In addition to the rights above-provided, the Company will cooperate with the then Holders of the Securities in preparing and signing any registration statement in addition to the registration statement discussed above, required in order to sell or transfer the Securities and will supply all information required therefore, but such additional registration statement shall be at the then Holders' expense, unless the Company elects to register or qualify additional shares of the Company's Common Stock, in which case the cost and expense of such registration statement will be pro-rated between the Company and the Holders of the Securities to the aggregate sales price of all the securities being issued.


     Section 5. ADJUSTMENTS. The number of shares of Warrant Stock shall be subject to adjustment from time to time as follows:

     A. ADJUSTMENT OF EXERCISE PRICE IN THE EVENT OF STOCK DIVIDENDS, STOCK SPLITS AND REVERSE STOCK SPLITS. Anything in this Section to the contrary notwithstanding, in case the Company shall at any time issue Common Stock or Convertible Securities by way of dividend or other distribution on any stock of the Company or effect a stock split or reverse stock split of the outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased in the case of such stock split or increased in the case of such reversed stock split (on the date that such stock split or reverse stock split shall become effective), by multiplying the Exercise Price in effect immediately prior to the stock dividend, stock split or reverse stock split by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such stock dividend, stock split or reverse stock split, and the denominator of which is the number of shares of Common Stock outstanding immediately after such stock dividend, stock split or reverse stock split.

     B. NO ADJUSTMENT FOR SMALL AMOUNTS. Anything in this Section to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least ten cents ($.10), but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least ten cents ($0.10), such change in the Exercise Price shall thereupon be given effect.

     C. NUMBER OF SHARES ADJUSTED. Upon any adjustment of the Exercise Price, the Holder shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares of Warrant Stock initially issuable upon exercise of any of the Warrants by the Exercise Price in effect on the date hereof and dividing the product so obtained by the new Exercise Price.


                                                                     Exhibit 4.5

     D. STATEMENT ON WARRANTS. Irrespective of any adjustments in the Exercise Price or the number of kind of shares purchasable upon the exercise of the Warrants, the Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.


     Section 6. OFFICER'S CERTIFICATE

     Whenever the Exercise Price shall be adjusted as required by the provision of Section 5 hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holders and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to each of the Holders. Such certificate shall be conclusive as to the correctness of such adjustment.


     Section 7. NOTICES TO WARRANTHOLDERS

     So long as any Warrant shall be outstanding and unexercised (a) if the Company shall pay any dividend or make any distribution upon the Common Stock or
(b) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights or (c) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holders, at least 30 days prior to the date specified in (i) or (ii) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.


     Section 8. CLOSING OF TRANSFER BOOKS. The Company will not at any time (except on dissolution, liquidation or winding up of the Company) close its transfer books against the transfer of any shares of Common Stock issued or issuable upon exercise of the Warrant in any manner which interferes with the timely exercise of the Warrant.


     Section 9. TRANSFER OF WARRANT; WARRANT LEDGER.

     A. Subject to the provisions of this Agreement,  the Warrant and all rights


                                                                     Exhibit 4.5
hereunder are transferable, in whole or in part (but not as to a fractional share of Common Stock), by written assignment with appropriate notice to the Company of any such transfer.

     B. The Company shall at all times maintain a ledger indicating the ownership of the Warrant and the number of shares of Common Stock as to which the Warrant has been exercised and the date of such exercise (the "Warrant Ledger"). Upon any transfer of any interest in the Warrant by the Holder or by a transferee of the Holder as provided in this Section 9, the Company shall (i) note such transfer on the Warrant Ledger, (ii) issue and deliver a new Warrant Certificate (substantially in the form of Exhibit A with the blanks appropriately completed) evidencing such transferee's interest in the Warrant and (iii) if the Warrant Certificate surrendered in connection with such transfer evidenced the right to acquire a greater number of shares of Common Stock than the interest which was transferred, issue a new Warrant Certificate (substantially in the form of Exhibit A with the blanks appropriately completed) evidencing the right to acquire shares of Common Stock which was not transferred.


     Section 10. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the shares of Warrant Stock upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of the Warrant Certificates or the certificates for the shares of Warrant Stock in a name other than that of the registered Warrantholder in respect of which such Warrants or shares of Warrant Stock are issued.


     Section 11. MUTILATED OR MISSING WARRANT CERTIFICATES. In case any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the holder of such certificate, issue and deliver, in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of a substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant Certificate or Certificates of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate or Certificates, and indemnity, if requested, also satisfactory (as to form and amount) to the Company. An application for such a substitute Warrant Certificate or Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.


     Section 12. RESERVATION OF SHARES OF WARRANT STOCK. There has been reserved, and the Company shall at all times keep reserved so long as any of the Warrants remain outstanding, out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized as shall be requisite for such purpose. The Company


                                                                     Exhibit 4.5
will keep a copy of this Agreement on file with the transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will supply such transfer agent with duly executed stock certificates for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 13 hereof. All Warrant Certificates surrendered in exercise of the rights thereby evidenced shall be cancelled by the Company.


     Section 13. FRACTIONAL SHARES.

     No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrants. With respect to any fraction of a share called for upon the exercise of any Warrant, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

          (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of the Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or

          (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Association or Securities Dealers Quotation System ("NASDAQ"), (or, if not so quoted by NASDAQ, by the National Quotation Bureau, Inc.) on the last business day prior to the date of the exercise of the Warrant; or

          (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount, not less than the book value, determined in such reasonable manner as may be prescribed by the board of directors of the Company, such determination to be final and binding on the Warrantholder.


     Section 14. APPLICABLE LAW.

     This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said state.


     Section 15. BENEFITS OF THIS AGREEMENT.

     Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Agreement and this Agreement shall be for the sole and exclusive benefit of such persons, the Company and the Holder.


                                                                     Exhibit 4.5

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above-written.




           (CORPORATE SEAL)
                                             XPLORER, S.A.
ATTEST:



                                             By:
------------------------------               ---------------------------
Steven B. Mortensen, Secretary               Thomas C. Roddy, President
                                             and Chief Executive Officer


                                             ATLANTIC PACIFIC TRUST


                                             By:
                                                ------------------------
                                                Warrantholder





























                                                                     Exhibit 4.5